Exhibit 16.1

Submitted on Letterhead for

Grant Thornton LLP

801 Brickell Ave., Suite 2450

Miami, FL33131-4943

September 20, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: HCW Biologics Inc.

File No. 001-40591

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of HCW Biologics Inc. dated September 20, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Miami, Florida